Exhibit (c)(vii)

Morgan Stanley Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Special Committee Update Project Orange September 2912022 . CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. PRELIMINARY AND CONFIDENTIAL DRAFT

Morgan Stanley Process Update • Merger agreement sent to Violet on Sunday, 9/25 • Receipt of $24.60 per share revised proposal by Violet on Wednesday, 9/28 Requires at least $675MM rollover from [***] • [***]update:Approval for VOR access Monday, 9/19, and draft NOA received Wednesday, 9/21Went to Investment Committee on Monday, 9/26 • Targeting signing over the weekend of 10/8 with announcement pre market open on Monday, 10/1 0 • No other parties, apart from Violet, actively involved in process at this point: No previously contacted parties have shown renewed interest since the 130 filing 130 filing has not prompted outreach to Morgan Stanley by new parties interested in participating in the process PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 2

Morgan Stanley Key Topics • Violet feedback – price, financing – Our response • Merger agreement • Voting agreements from KKR and Elephant • KKR “rollover” • Kevin Mitnick shares/voting/rollover • Diligence focus areas – Q3 results; designing new equity incentive programs; channel partners • Overall timing PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 3

Morgan Stanley Bidder Outreach Progress Detail j Company Connected Earnings Pack NDA Signed MP Scheduled Meeting Held Responding to High Priority Diligence Received Initial Bid ✓ ✓ ✓ ✓ ✓ ✓ ✓ [***] ✓ ✓ ✓ ✓ ✓ [***] ✓ ✓ ✓ ✓ ✓ Strategics [***] ✓ No Interest [***] ✓ ✓ ✓ ✓ ✓ ✓ XX ✓ ✓ ✓ ✓ ✓ X [***] ✓ ✓ X [***] ✓ X [***] ✓ X [***] ✓ ✓ ✓ ✓ ✓ X [****] ✓ ✓ ✓ ✓ ✓ X [***] ✓ XX [***] ✓ ✓ ✓ ✓ ✓ ✓ XX £***] ✓ ✓ X [***] ✓ X [***] ✓ ✓ ✓ ✓ X ✓ ✓ ✓ ✓ ✓ X PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 4

Morgan Calender Process Calendar Sepotember October Sun Mon Tues Wed Thurs Fri Sat Sun Mon Tues Wed Thurs Fri Sat 4 5 6 7 8 9 10 2 3 4 5 6 7 8 Labor Day [***] Management Model DD > [***] ARR DD • [***] GTM DD . [***] Tax DD . [***] r***j Management |***j P&T DD |***j P&T Diligence • [***] Potential Signing Weekend 11 12 13 14 15 16 17 9 10 11 12 13 14 15 Regional P&T Follow P&T Follow [***] Initial Potential Announcement Date Tax DD • [***] Up • |***] Up • r***j Bid @ $24/share d the direction Committee, Mo spoke with | ** ] about the roll and commo feedback of the Special 18 1; r***]i3D J and | r interest in a | nicated their o [***] 22 23 24 16 17 18 19 20 21 22 and Orange press release are filed with Initial Bid Model DD • |***] G&A and Systems DD • |***j Q3 Financial Update • |***j Labor and Legal DD • [***] 25 26 27 28 29 30 1 23 24 25 26 27 28 29 Merger Agreement Sent to r***j Counsel r***j Updated Bid @ $24.60 /share Oct PROJECT ORANGE 5

Morgan Stanley Orange Recent Share Price History Key Share Price Information Unaffected Price Average Since Q2 Earnings (Unaffected) 30 day Average (Unaffected) $17.30 $19.11 $19.10 Market Data as of 9/27/2022 Proxy for Orange Unaffected calculated assuming Orange would trade in line with WCLD Cloud Software Index Average Since Q2 Earnings and 30 day Average as of unaffected share price of 9/16/2022 PROJECT ORANGE 6

Morgan Stanley Comparable Company Performance Since Initial Bid Date Sept. 16, 2022 to Sept. 27, 2022 AV I CY2023E Revenue Multiples Indexed Stock Price Chart Initial Bid Date vs. Current (Indexed to 100) 9/16/2022 9/27/2022 130 6.9x High Growth SoftWare Atlassian 15.4x 13.6x (1.8x) zoominto 12.8x 12.3x (0.5x) Sprout Social 10.7x 9.9x (0.9x) Asana 7.0x 6.2x (O.Sx) Hubspot 6.6x 6.2x (0.4x) Jamf 5.5x 5.5x O.Ox 120 PagerOuty 4.9x 5.0x O.Ox Smartsheet 4.8x 4.2x (0.6x) OocuSign 4.3x 4.0x (0.3x) Htgh Growth Security Zscaler 14.5x 14.0x (0.5x) Crowdstrike 13.2x 12.5x (0.7x) Tenable 5.5x 5.1x (0.4x) Okta 4.2x 3.8x (0.4x) 110 Qualys 9.5x 9.0x (0.5x) Rapid7 4.5x 4.1x (0.4x) 100 (5%) (6%l (6% (7%) 90 16 Sep 17 Sep 18 Sep 19 Sep 20 Sep 21 Sep 22 Sep 23 Sep 24 Sep 25 Sep 26 Sep 27 Sep orange High Growth Software High Growth Security s&P 500 Nasdaq Source: Capital IQ Notes 1. Market Data as of 9127/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 7

Morgan Stanley

Illustrative Valuation Matrix

$MM other than per share data, unless otherwise noted

							Street Case				Management Case			
		Premium / (Discount) To			Fully Diluted	Agg. Value	AV / Revenue		P / FCF		AV / Revenue		P / FCF	
	Price	Unaffected	30-Day Avg.	52 Wk. High	EV (Bn)	(Bn)	CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E	CY2022E	CY2023E
	Metric	$17.30	$19.10	$27.40	$3.2	$2.9	$334	$416	$80	$104	$336	$440	$92	$107
	Growth Rate / Margin						*36%*	*25%*	*24%*	*25%*	*36%*	*31%*	*28%*	*24%*
Unaffected	$17.30	0%	(9%)	(37%)	$3.2	$2.9	8.6x	6.9x	40.1x	30.7x	8.6x	6.6x	34.7x	29.8x
Violet IOI	$24.00	39%	26%	(12%)	$4.5	$4.1	12.4x	9.9x	55.8x	42.6x	12.3x	9.4x	48.2x	41.4x
Violet Revised IOI 1	$24.60	42%	29%	(10%)	$4.6	$4.2	12.7x	10.2x	57.2x	43.7x	12.7x	9.6x	49.4x	42.5x
	$25.00	45%	31%	(9%)	$4.6	$4.3	12.9x	10.4x	58.1x	44.4x	12.9x	9.8x	50.2x	43.2x
	$25.25	46%	32%	(8%)	$4.7	$4.4	13.1x	10.5x	58.7x	44.9x	13.0x	9.9x	50.7x	43.6x
	$25.50	47%	34%	(7%)	$4.7	$4.4	13.2x	10.6x	59.3x	45.3x	13.2x	10.0x	51.2x	44.0x
	$25.75	49%	35%	(6%)	$4.8	$4.5	13.4x	10.7x	59.9x	45.8x	13.3x	10.1x	51.7x	44.5x
	$26.00	50%	36%	(5%)	$4.8	$4.5	13.5x	10.8x	60.5x	46.2x	13.4x	10.2x	52.2x	44.9x
	$26.25	52%	37%	(4%)	$4.9	$4.6	13.6x	11.0x	61.0x	46.7x	13.6x	10.3x	52.7x	45.3x
Orange Counter Proposal 1	$26.50	53%	39%	(3%)	$4.9	$4.6	13.8x	11.1x	61.6x	47.1x	13.7x	10.4x	53.2x	45.8x

Source: CapIQ, Thomson Consensus

Notes
1. Market data and consensus estimates as of 9/27/2022
2. FCF defined as operating cash flow less capital expenditures

PROJECT ORANGE

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8

Morgan Stanley APPENDIX Supplemental Information PRELIMINARY AND CONFIDENTIAL DRAFT 9

Morgan Stanley

Violet Bidding History

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	
[***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]			[***] [***]	[***] [***]	[***] [***]	
[***]	[***] [***]	[***] [***]		[***] [***]	[***] [***]				[***] [***]		[***] [***]	
[***]					[***] [***]				[***] [***]		[***] [***]	
[***]					[***] [***]							
[***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	[***] [***]	
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

[***]

[***]

PROJECT ORANGE

PRELIMINARY AND CONFIDENTIAL DRAFT

10

Morgan Stanley Illustrative Equity Rollover Impact on Equity Check Required by Sponsor ( “E;“e d ;eiis 2oM’ a ;;d7ol r’;sC ‘ 1 2 Illustrative Low, Mid and High Equity Rollover Assumptions ! Hl 1 100% sell and $200M investment I 1 from Khaki, 50% roll from Lars, I : TCiifsTR.ArivE EXAMfiCes o iL.v : ‘ JtO !o ll !rO T o !;t I [ 3 3) Low Mid ( ) High( Value a Percent Amount Percent Amount Percent Amount Investor Shares $24.60 Rolled Rolled Rolled Rolled Rolled Rolled Emerald 37,070 $912 0% $0 46% $420 100% $912 Khaki 26,116 $642 0% $0 31% $200 100% $642 Stu 4,638 $114 50% $57 50% $57 100% $11 4 Lars 836 $21 0% $0 50% $10 100% $21 Subtotal 68,660 $1,689 3% $57 41% r $s 87 • 100% $1,689 Subtotal Rolled as o/o Total FD Equity 1% 15% 37% Violet 16,433 $404 100% $404 100% $404 100% $404 Total 85,093 $2,093 22% $461 52% 1 $1:092 1 100% $2,093 Rolled as o/o Total FD Equity 10% 24% 46% Notes 1. In calculating ltle amount of value ltlat can be rolled over t:l’f each individual investor we are only incltuling vested RSUs for Stu and Lars 2. Mar:ket Data from CapitaiiQ and Estimates from Thomson as of 9/27122 3. Mid case: Khaki potentially selling 100% of ltleir shares but investing $200MM from a different fund, 31% effective roll; High case: Khaki potentially selling 100% of their Shares an<l reinvesting full value of $642 from a different fund, 100% effec ive roll 11 11

Morgan Stanley Illustrative Sources and Uses and Pro Forma Capital Structure Mid Equity Rollover Assumed; Assumes Share Price of $24.60 New Sponsor Equity Sensitivity Based on Rollover Equity Transaction Sources and Uses $MM Sources {$MM) {$MM) Purchase Price $24.00 $24.60 $25.00 $25.50 $26.00 $26.50 Excess Cash $310 Premium to Unaffected Share Price ($17.30) 38.7% 53.2% Orange Shareholder Rollover r $1 .oe2 1 $2,746 $2,848 $2,916 $3,002 $3,087 $3,172 Debt Raise ${1oo Sponsor Equity r $2.161 1 $2,417 $2,511 $2,573 $2,651 $2,730 $2,808 Total Sources $( 662 $2,252 $2,342 $2,402 $2,476 $2,551 $2,626 ,.$ ; ; ; , $2,161 Uses {$MM) {$MM) $2,218 $2,289 $2,360 $2,431 1 Equity Purchase Price $4,562 $1 ,922 $2,004 $2,058 $2,126 $2,194 $2,262 Transaction Expenses $100 Total Uses $4,662 $1,758 $1,835 $1,887 $1 ,951 $2,015 $2,080 $1,099 $1,159 $1,200 $1 ,251 $1,301 $1,352 ( E ;n; ald s’;lls 20M ‘;ind’rOiis’7est, woo/. s ell and \ Pro Forma Capital Structure $200M investment from Khaki, 50% roll from Lars, I 1 ‘ .§’t!!: $MM “!,gO~~ll !,ro,!!l ~o~t I Orange Transaction Adjustments Pro Forma Balance Sheet Adjustments Cash $360 ($310) $50 Existing Debt New Transaction Debt $1,100 $1,100 Total Debt $0 $1 ,100 Net Debt ($360) $1,050 Credit Stats Debt I CY22 EBITDA 22.4x Debt I CY22 ARR 2.9x Notes 3. Assumes Orange has $360MM of cash on the balance sheet as of 12/31/2022 and has a min cash level of $50MM 1. Assumes transaction close on 12/3112022 at $24.60 per Share 4. In calculating the amount of value that can be rolle<l over by each indiVidual investor we are only induding veste<l RSUs for Stu and Lars 2. Market Data from GapitaiiQ and Estimates from Thomson as of 9127122 5. Khal<i potentially selling 100% of their shares but investing $200MM from a different fund 12 12

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International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein. © Morgan Stanley and/or certain of its affiliates. All rights reserved. PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT 13